EXHIBIT 10.3
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                              IMMUCELL CORPORATION

         2000 Stock Option Plan for Outside Directors of the Registrant


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                              IMMUCELL CORPORATION

                  2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

1. PURPOSE. The purpose of this 2000 Stock Option Plan for Outside Directors (the "Plan") is to attract and retain the continued services of non-employee directors of ImmuCell Corporation (the "Company") with the requisite qualifications and to encourage such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options (the "Options") under the plan will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

2. EFFECTIVE DATE OF THE PLAN. The Plan has been adopted by the Board on February 17, 2000, but shall not become effective until approved by the Stockholders of the Company. The date of approval by the Stockholders is herein referred to as the "Effective Date". If the Plan is not approved by the Stockholders of the Company prior to October 1, 2001 this plan shall be null and void and shall be of no effect.

3. STOCK SUBJECT TO PLAN. 120,000 of the authorized but unissued shares of the Company's common stock, par value $.10 per share, (the "Shares") have been reserved for issuance upon the exercise of Options; provided, however, that the number of Shares so reserved may from time to time be reduced to the extent that a corresponding number of treasury shares are set aside for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the grant of Options.

4. ADMINISTRATION. The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") appointed by the Board referred to in Section 5 hereof. Subject to the provision of the Plan, the Committee shall have complete authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to prescribe the form of agreement evidencing Options granted under this Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion to determine the non-employee directors who will receive Options, the number of Shares subject to Options, the terms upon which, the times at which or the periods within which Shares may be acquired or the Options may be acquired and exercised.

5. COMMITTEE. The Committee shall consist of at least two members of the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as such rule may hereafter be amended ("Rule 16b-3").

         The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members and the actions of the majority shall be final and binding on the whole Committee. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

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6. ELIGIBILITY. An Option may be granted only to members of the Board who are not otherwise employees of the Company or any of its parents or subsidiaries on the date of grant and have not been employees of the Company or any of its subsidiaries at any time since the beginning of the preceding fiscal year (the "Participants").

7. GRANT OF OPTIONS AND OPTION PRICE. Each individual who is a Participant on the Effective Date shall automatically be granted on the Effective Date an Option to purchase 15,000 Shares.

         Directors who are newly elected to the Board subsequent to the Effective Date shall receive an automatic grant of an Option to purchase 15,000 Shares on the date when such director is first elected to the Board by the Stockholders of the Company, provided, however, that such automatic grant shall only be made if the new director is a Participant on the date of his election by the Stockholders, and the number of Shares subject to future grant under the Plan is sufficient to make the automatic grant required to be made pursuant to the Plan on such date.

         In the event a new non-employee director is appointed by the Board to fill a vacant directorship position, the new director will not be eligible for an automatic grant of Options until he or she has been elected to that position at the Annual Meeting of the Stockholders of the Company.

         The initial per Share price to be paid by a Participant upon the exercise of an Option shall be equal to the fair market value of a Share on the date of grant. For the purpose thereof, the fair market value of a Share on any date shall be equal to the last sales price on such date (or if no such sale occurred on that date, on the next preceding date on which there was such a sale), as reported by The Nasdaq SmallCap Market or if no such prices are available, the fair market value as determined by rules to be adopted by the Committee.

8. OPTION PERIOD. The period within which each Option may be exercised shall expire, in all cases, five (5) years from the date the Option is granted, unless terminated sooner pursuant to Section 12 or fully exercised prior to the end of such period.

9. EXERCISE AND PAYMENT. An Option may be exercised at any time and from time to time, subject to the limitations set forth in Section 10, by the delivery to the Company of a written notice of intent to exercise the Option with respect to a specified number of Shares and payment to the Company of the exercise price for the number of Shares with respect to which the Option is then exercised. All or any portion of such payment may be made in kind by the delivery of Shares having a fair market value (as determined in the manner set forth in Section 7 hereof), on the date of delivery, equal to the portion of the Option exercised price so paid; provided, however, that no such payment may be made by the delivery of Shares unless the holder has held such Shares for more than six months.

10. VESTING; SERVICE REQUIRED FOR EXERCISE. For those directors who are Participants on the Effective Date, each Option shall become exercisable as to one-third (1/3) of the Shares subject to the Option on the first business day after the 2001 Annual Meeting of Stockholders, as to an additional one-third (1/3) of the Shares subject to the Option on the first business day after the 2002 Annual Meeting of the Stockholders, and as to the remaining one-third (1/3) of the Shares

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on the first business day after the 2003 Annual Meeting of Stockholders providing service by the holder thereof, as a director of the Company, since the date of the grant of the Option has been continuous.

         For those directors who become Participants subsequent to the Effective Date, each Option shall become exercisable as to one-third (1/3) of the Shares subject to the Option on the first business day after the first Annual Meeting of Stockholders subsequent to the Annual Meeting at which the Participant is first elected to the Board of Directors by the Stockholders, as to an additional one-third (1/3) of the Shares on the first business day after the second such succeeding Annual Meeting of Stockholders, and as to the remaining one-third (1/3) of the Shares on the first business day after the third such succeeding Annual Meeting of Stockholders providing service by the holder thereof, as a director of the Company, since the date of the grant of the Option has been continuous. The Option shall not be exercisable as to any Shares as to which the continuous service requirement shall not be satisfied, regardless of the circumstances under which the holder's service to the Company shall be terminated. The number of Shares as to which the Option may be exercised shall be cumulative, so that once the Option shall become exercisable as to any Shares it shall continue to be exercisable as to such Shares, until the expiration or termination of the Option as provided in the Plan.

         Notwithstanding anything to the contrary set forth in the foregoing, no Option granted hereunder shall become exercisable unless the Plan shall have been approved by the stockholders of the Company.

11. TRANSFERABILITY. No Option shall be assignable or transferable except by will and/or by the laws descent and distribution and, during the life of any Participant, each Option granted to the Participant may be exercised only by the Participant.

12.  CEASING TO BE A DIRECTOR.

         (A) TERMINATION. If a Participant terminates service as a director for any reason other than disability, death or retirement, any outstanding Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination; provided, however, that if such termination is for cause, such option shall expire on the date of termination.

         (B) DISABILITY. If a Participant's service as a director is terminated by disability, the terms of any then outstanding Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination.

         (C) DEATH. If a Participant's service as a director is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the period commencing on the date of the Participant's death and ending on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination to exercise any then outstanding Options in whole or in part.

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         (D) RETIREMENT. If a Participant's service as a director is terminated by retirement in accordance with the age limits then in effect for members of the Board, any then outstanding Option held by the Participants shall remain outstanding and terminate in accordance with its terms.

13. DURATION OF PLAN. Unless sooner terminated, the Plan shall remain in effect for a period of five (5) years after the Effective Date and shall thereafter terminate. No Options may be granted after the termination of this Plan; provided, however, that except as otherwise provided in Section 2, termination of the Plan shall not affect any Options previously granted, or the vesting of such Options, which Options shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

14. CHANGES IN CAPITAL STRUCTURE, ETC. In the event of changes in the outstanding common stock of the Company by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the plan in the aggregate and the number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such events; such adjustments shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the Option price per Share.

         In addition, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, may, as to outstanding Options, either (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate, or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

15. RIGHTS AS SHAREHOLDER. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a Stockholder of the Company by virtue of such exercise, except to the extent a Stock Certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued.

16. EXPENSES. The expenses of this Plan shall be paid by the Company.

17. COMPLIANCE WITH APPLICABLE LAW. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is

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advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, it its sole discretion, deems necessary or desirable.

18. APPLICATION OF FUNDS. Any cash proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

19. AMENDMENT TO THE PLAN. The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever; provided, however, that no such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.

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